UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 1.02 Termination of a Material Definitive Agreement

On October 2, 2019, Tyme sent notice to Canaccord Genuity LLC (“Canaccord”) that it was terminating the equity distribution agreement, dated November 2, 2017, by and between the parties (the “Equity Distribution Agreement”). Under the terms of the Equity Distribution Agreement, the termination became effective on October 12, 2019.

The Equity Distribution Agreement permitted Tyme, from time to time, to sell shares of Tyme’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $30,000,000 through Canaccord, as the Company’s sales agent, pursuant to the Company’s previously filed and currently effective Registration Statement on Form S-3, as amended (Reg. No. 333-211489). During the term of the Equity Distribution Agreement, Tyme sold an aggregate of 3,927,248 shares of its common stock thereunder for total gross proceeds of approximately $12 million. The Company terminated the Equity Distribution Agreement for convenience as provided by its terms. The termination was without further liability of either party under the agreement, except that certain provisions thereof, including applicable law and indemnification, remain in force.

Item 2.02. Results of Operations and Financial Condition.

On October 17, 2019, Tyme released financial information for the second quarter ended September 30, 2019. The press release related to the Company’s earnings is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release, dated October 17, 2019 (such Exhibit 99.1 is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: October 17, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer